LIMITED POWER OF ATTORNEY

                    The undersigned, who is or shall be a director and/or officer of Southern Michigan Bancorp, Inc., a Michigan corporation (the "Company"), does hereby appoint JOHN H. CASTLE, KURT G. MILLER, JAYLEN T. JOHNSON, DANICE CHARTRAND, GORDON R. LEWIS and JEFFREY A. OTT, or any one or more of them, with full power of substitution, his or her attorneys and agents to do any and all acts and things and to execute and file any and all documents and instruments that such attorneys and agents, or any of them, consider necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or other capacity) to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with his or her intended sale of any security related to the Company (in his or her individual capacity or in a fiduciary or other capacity) pursuant to Rule 144 issued under the Securities Act and the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his or her individual capacity or in a fiduciary or other capacity) may be required to file pursuant to Sections 13 or 16 of the Exchange Act including, without limitation, full power and authority to sign the undersigned's name, in his or her individual capacity or in a fiduciary or other capacity, to any report or statement on Form ID, 3, 4, 5 or 144, or Schedule 13D or 13G, or to any amendments or any successor forms thereto, or any form or forms adopted by the Securities and Exchange Commission in lieu thereof or in addition thereto, hereby ratifying and confirming all that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

                    The undersigned agrees that the attorneys-in-fact named herein may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact.

                    This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and/or officer of the Company and remain in effect thereafter for so long as the undersigned (in his or her individual capacity or in a fiduciary or other capacity) is subject to Rule 144 with respect to securities of the Company or has any obligation under Section 13 or 16 of the Exchange Act with respect to securities of the Company.

Date: December 20, 2004	/s/ Gary Hart Haberl
(Signature)

Gary Hart Haberl
(Print Name)